UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2020

EVIO, INC.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-12350 (Commission File No.)	47-1890509 (IRS Employer Identification No.)

2340 W. Horizon Ridge Pkwy #120 Henderson, NV (Address of principal executive offices)	89052 (zip code.)

702-748-9944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or certain Officers; Election of Directors; Appointment of certain Officers; compensatory Arrangements of certain Officers

Appointment of Anthony Smith as President

On January 15, 2020, the Board appointed Anthony R. Smith, Ph.D. to serve as the Company’s President. As described further below, Lori Glauser, the Company’s Chief Operating Officer and President, will continue to serve as Chief Operating Officer.

Dr. Smith joined EVIO in June 2016 as Chief Science Officer. He has also overseen the daily operations of EVIO Labs Medford. Under his leadership, EVIO Labs Medford has become EVIO’s most profitable laboratory.

Dr. Smith’s employment agreement will be modified to a base salary of $180,000 per annum.

Dr. Smith had previously agreed to defer his 2019 Compensation. As of January 15, 2020, the Company and Dr. Smith have agreed to convert unpaid 2019 compensation in the amount of $130,193 to common stock based on the closing price of January 14, 2020. As such the Company will issue 1,820,881 common shares to retire this liability.

Dr. Smith has also agreed to defer compensation until the company is able to support payment of such salaries. Furthermore, any deferred compensation will be converted quarterly to common stock calculated on the market close for the 5th calendar day following each quarter ending. If the 5th day is non trading day, the closest preceding day will be used.

Lori Glauser Employment Agreement

In connection with Dr. Smith’s appointment as the Company’s President, Lori Glauser will continue to serve as the Company’s Chief Operating Officer supporting the Company’s operational initiatives.

Ms. Glauser’s employment agreement will be modified to a base salary of $180,000 per annum.

Ms. Glauser had previously agreed to defer her 2019 Compensation. As of January 15, 2020, the Company and Ms. Glauser have agreed to convert unpaid 2018 & 2019 compensation in the amount of $179,011 to common stock based on the closing price of January 14, 2020. As such the Company will issue 2,503,650 common shares to retire this liability.

Ms. Glauser has also agreed to defer compensation until the company is able to support payment of such salaries. Furthermore, any deferred compensation will be converted quarterly to common stock calculated on the market close for the 5th calendar day following each quarter ending. If the 5th day is non trading day, the closest preceding day will be used.

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William Waldrop Employment Agreement

Mr. Waldrop’s employment agreement has been modified to a base salary of $180,000 per annum.

Mr. Waldrop had previously agreed to defer his 2019 Compensation. As of January 15, 2020, the Company and Mr. Waldrop have agreed to convert unpaid 2018 & 2019 compensation in the amount of $216,574 to common stock based on the closing price of January 14, 2020. As such the Company will issue 3,029,007 common shares to retire this liability.

Mr. Waldrop has also agreed to defer compensation until the company is able to support payment of such salaries. Furthermore, any deferred compensation will be converted quarterly to common stock calculated on the market close for the 5th calendar day following each quarter ending. If the 5th day is non trading day, the closest preceding day will be used.

On January 20, 2020, EVIO Inc. (the “Company”) issued a press release announcing the appointment of Mr. Smith to President. A copy of the press release is attached as Exhibit 99.1 to this Report.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability such section.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Amendment to Employment Agreement between EVIO Inc. and Anthony Smith dated as of January 15, 2020

Exhibit 10.2	Amendment to Employment Agreement between EVIO Inc. and Lori Glauser dated as of January 15, 2020

Exhibit 10.3	Amendment to Employment Agreement between EVIO Inc. and William Waldrop dated as of January 15, 2020

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2020	EVIO, Inc.

	By:	/s/ William Waldrop
	Name:	William Waldrop
	Title:	CEO

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